SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  F O R M 8-K/A
                                 AMENDMENT NO. 1

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 13, 1997


                                PC ETCETERA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                       0-17419              13-3260705
----------------------------    ------------------------     ----------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                    Identification No.)



   462 Seventh Avenue, New York, New York                      10018
   --------------------------------------                    ----------
  (Address of principal executive offices)                   (Zip Code)


                                 (212) 736-5870
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)







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Item 4.  Changes in Registrant's Certifying Accounting

         (a) On February 24, 1997, the Registrant dismissed the accounting firm of Arthur Anderson LLP, who was previously engaged as the principal accountant to audit the Registrant's financial statements. The principal accountant's report on the financial statements for fiscal year ended December 31, 1995 contained a qualification as to uncertainty regarding the Registrant's ability to continue as a going concern.

         The decision to change accountants was recommended and approved by the Board of Directors of the Registrant. During the registrant's two most recent fiscal years there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         (b) On February 25, 1997, the Registrant engaged Ernst & Young LLP to audit the Registrant's financial statements. An affiliate of Ernst & Young LLP, Kost, Levary & Forer, C.P.A.s, independent accountants in Israel, are the auditors of Mashov, Sivan and Mashov CBT.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PC ETCETERA, INC.
                                             (Registrant)



                                             By:/s/ Roy Machnes
                                                ----------------------------
                                                Roy Machnes
                                                Chief Executive Officer
Date: March 4, 1997